Exhibit 99.1

Contact: Merilee Raines, Chief Financial Officer, 1-207- 556-8155

FOR IMMEDIATE RELEASE

IDEXX Laboratories Announces Third Quarter Results

WESTBROOK, Maine, October 27, 2006 — IDEXX Laboratories, Inc. (NASDAQ: IDXX), today reported that revenue for the third quarter of 2006 increased 19% to $187.4 million from $158.1 million for the third quarter of 2005. Earnings per diluted share (“EPS”) for the quarter ended September 30, 2006 increased 25% to $0.76 from $0.61 for the same period in the prior year.

          Non-GAAP adjusted diluted EPS for the third quarter grew 36% compared to the same period of the prior year. Non-GAAP adjusted diluted EPS for the third quarter of 2006 excludes the after-tax impact of share-based compensation expense of $0.06 per diluted share, including the impact of SFAS No. 123(R). For the quarter ended September 30, 2005, non-GAAP adjusted diluted EPS excludes acquisition integration costs of $0.01 per diluted share. Management believes adjusted diluted EPS is a useful non-GAAP financial measure to evaluate the results of ongoing operations, excluding significant specified items, period over period, and therefore believes that investors may find this information useful in addition to the GAAP results.

          “We are pleased with the third quarter performance of all of our lines of business,” said Jonathan Ayers, Chairman and CEO. “In addition to this strong operating performance, reported revenues and earnings benefited from the timing of shipments of companion animal products to distributors. We expect that this timing issue will have a corresponding negative impact on fourth quarter results as distributor inventories are reduced. Additionally, the third quarter benefited from a lower tax rate than we saw in the first half of the year. Therefore, we have not increased our 2006 full year EPS guidance other than to raise the low end of the range to $2.67 from $2.64. The high end of our EPS guidance remains at $2.70.”

          Companion Animal Group (“CAG”) revenue for the third quarter of 2006 increased 19% to $153.1 million from $128.7 million for the third quarter of 2005 due to higher sales in all CAG product and service categories, with the largest growth in revenue dollars from laboratory and consulting services and from instruments and consumables. Changes in distributor inventory levels, which are not fully indicative of end-user demand, had a 3% favorable impact on revenue growth and had a significant impact on the reported growth of our Rapid Assay business. Businesses acquired since July 2005, consisting primarily of veterinary reference laboratories, a digital radiography business, and intellectual property and distribution rights of a veterinary diagnostics business, contributed 3% to CAG revenue growth. The favorable impact of foreign currency exchange rates contributed 1% to CAG revenue growth.

IDEXX Announces Third Quarter Results
October 27, 2006

          Water segment revenue for the third quarter increased 10% to $16.6 million from $15.1 million for the third quarter of 2005 primarily due to higher worldwide sales volume, partly offset by lower average unit sales prices. The favorable impact of foreign currency exchange rates contributed 2% to Water revenue growth.

          Food Diagnostics Group (“FDG”) revenue for the third quarter increased 24% to $17.7 million from $14.3 million for the third quarter of 2005 primarily due to higher worldwide livestock diagnostics sales volume, particularly of the IDEXX HerdChek® test for transmissible spongiform encephalopathies.  The favorable impact of foreign currency exchange rates contributed 3% to FDG revenue growth.

Year-to-date results

          Year-to-date revenue increased 16% to $546.9 million from $471.1 million for the same period in 2005. Businesses acquired since the beginning of 2005 added 2% to revenue growth. Changes in foreign currency exchange rates did not have a significant impact on the reported revenue growth rate. Revenue for the nine months ended September 30, 2006, adjusted for the impacts of acquisitions and foreign currency exchange rates, increased 15%.

          Year-to-date earnings per diluted share increased 23% to $2.09 from $1.70 for the same period in the prior year. Non-GAAP adjusted diluted EPS for the nine months ended September 30, 2006 grew 29% compared to the same period in the prior year. Non-GAAP adjusted diluted EPS for the nine months ended September 30, 2006 excludes the after-tax impact of share-based compensation expense of $0.20 per diluted share, including the impact of SFAS No. 123(R), and income tax benefits from certain discrete events, described below, of $0.04 per diluted share. For the nine months ended September 30, 2005, non-GAAP adjusted diluted EPS excludes acquisition integration costs of $0.04 per diluted share.

          Companion Animal Group (“CAG”) revenue for the nine months ended September 30, 2006 increased 17% to $449.3 million from $384.9 million due to higher sales in all CAG product and service categories, with the largest growth in revenue dollars from laboratory and consulting services and from instruments and consumable products. Businesses acquired since the beginning of 2005, consisting primarily of veterinary reference laboratories, a digital radiography business, and intellectual property and distribution rights of a veterinary diagnostics business, contributed 2% to CAG revenue growth.  Changes in foreign currency exchange rates did not have a significant impact on the CAG revenue growth rate.

          Water segment revenue for the nine months ended September 30, 2006 increased 4% to $43.7 million from $42.2 million primarily due to higher sales volume in the Americas and Europe. Changes in foreign currency exchange rates did not have a significant impact on the Water revenue growth rate.

IDEXX Announces Third Quarter Results
October 27, 2006

          Food Diagnostics Group (“FDG”) revenue for the nine months ended September 30, 2006 increased 22% to $53.9 million from $44.1 million for the same period in 2005. This increase is primarily due to higher worldwide sales volume of livestock diagnostics. The unfavorable impact of foreign currency exchange rates reduced FDG revenue growth by 1%.

Outlook

The Company offers the following revised guidance for the full year of 2006:

•	Revenue is expected to be $732 to $735 million, updated from $730 to $734 million.

•	Diluted earnings per share are expected to be $2.67 to $2.70, updated from $2.64 to $2.70 (including $0.04 of certain income tax benefits as described below).

The Company offers the following guidance for the full year of 2007:

•	Revenue is expected to be $820 to $830 million.

•	Diluted earnings per share are expected to be $3.00 to $3.12.

Additional operating results

          Gross profit for the third quarter of 2006 increased $16.9 million, or 21%, to $98.2 million from $81.3 million for the third quarter of 2005. As a percentage of revenue, gross profit increased to 52% from 51%. The gross profit percentage was favorably impacted by the lower cost of slides sold for use in IDEXX VetTest® chemistry analyzers and by higher average sales prices in certain businesses.

          Research and development (“R&D”) expense for the quarter was $13.7 million compared to $10.5 million for the third quarter of 2005. As a percentage of revenue, R&D expense was constant at 7% for the third quarters of 2006 and 2005.

          Selling, general and administrative (“SG&A”) expense for the quarter was $50.0 million, or 27% of revenue, compared to $40.7 million, or 26% of revenue, in the third quarter of 2005. Increased SG&A expense was due primarily to higher personnel-related costs due, in part, to expanded worldwide sales, customer service and marketing headcount; share-based compensation expense, including the impact of SFAS No. 123(R) which was adopted on January 1, 2006; and higher spending on information technology and other general support functions.

          The discrete income tax benefits of $0.04 per diluted share for the nine months ended September 30, 2006, mentioned above, were composed of a tax benefit of $0.03 per diluted share due to a reduction of previously recorded international deferred tax liabilities as a result of obtaining certain multi-year tax incentives and a tax benefit of $0.01 per diluted share due to the release of a valuation allowance on international deferred tax assets as a result of a subsidiary demonstrating consistent sustained profitability. These income tax benefits are noted because they have a favorable impact on net income and EPS that is not indicative of future performance since the items are not likely to recur within a reasonable period.

IDEXX Announces Third Quarter Results
October 27, 2006

Conference Call and Webcast Information

          IDEXX Laboratories will be hosting a conference call today at 9:00 a.m. (eastern) to discuss its third quarter results. To participate in the conference call, dial 800-967-7185 or 719-457-2633 and reference confirmation code 3237643. An audio replay will be available through November 3 by dialing 719-457-0820 and referencing replay code 3237643.

          The call will also be available via live or archived Webcast on the IDEXX Laboratories’ web site at www.idexx.com.

About IDEXX Laboratories

IDEXX Laboratories, Inc. is a leader in companion animal health, serving practicing veterinarians around the world with innovative, technology-based offerings, including a broad range of diagnostic products and services, practice-management systems and therapeutics. IDEXX products enhance the ability of veterinarians to provide advanced medical care and to build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for the production animal industry and tests for the quality and safety of water and milk. Headquartered in Westbrook, Maine, IDEXX Laboratories employs more than 3,500 people and offers products to customers in over 100 countries.

Note Regarding Forward-Looking Statements

This press release contains statements about the Company’s business prospects and estimates of the Company’s financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations of future events as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management’s expectations. Factors that could cause or contribute to such differences include the following: the Company’s ability to develop, manufacture, introduce and market new products and enhancements to existing products; the effectiveness of the Company’s sales and marketing activities; the Company’s ability to develop, license or obtain rights to new technologies; the Company’s ability to identify acquisition opportunities, complete acquisitions and integrate acquired businesses; the impact of competition and technological change on the markets for the Company’s products; the effect of government regulation on the Company’s business, including government decisions about whether and when to approve the Company’s products and decisions regarding labeling, manufacturing and marketing products; the impact of distributor purchasing decisions on sales of our products that are sold through distribution; changes or trends in veterinary medicine that affect the rate of use of the Company’s products and services by veterinarians; the Company’s ability to obtain patent and other intellectual property protection for its products, successfully enforce its intellectual property rights and defend itself against third party claims against the Company; disruptions, shortages or pricing changes that affect the Company’s purchases of products and materials from third parties, including from sole source suppliers; the effects of government regulatory decisions, customer demand, pricing and other factors on the realizability of the Company’s inventories; the Company’s ability to manufacture complex biologic products; the effects of operations outside the U.S., including  from currency fluctuations, different regulatory, political and economic conditions, and different market conditions; and the loss of key employees. A further description of these and other factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and on  the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

IDEXX Announces Third Quarter Results
October 27, 2006

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Nine Months Ended

		September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Revenue:	Revenue	$187,380	$158,069	$546,908	$471,125
Expenses and Income:	Cost of revenue	89,181	76,740	263,648	233,141

	Gross profit	98,199	81,329	283,260	237,984
	Sales and marketing	29,051	24,303	84,668	75,221
	General and administrative	20,990	16,360	60,463	47,304
	Research and development	13,696	10,543	39,666	30,312

	Income from operations	34,462	30,123	98,463	85,147
	Interest income, net	609	918	1,972	2,292

	Income before provision for income taxes and partner’s interest	35,071	31,041	100,435	87,439
	Provision for income taxes	10,118	10,547	31,581	29,533
	Partner’s share of consolidated loss	—	(110)	(152)	(321)

Net Income:	Net income	$24,953	$20,604	$69,006	$58,227

	Earnings per share: Basic	$0.80	$0.63	$2.19	$1.78

	Earnings per share: Diluted	$0.76	$0.61	$2.09	$1.70

	Shares outstanding: Basic	31,210	32,482	31,491	32,686

	Shares outstanding: Diluted	32,731	34,044	33,022	34,183

IDEXX Laboratories, Inc. and Subsidiaries
Key Operating Information (Unaudited)

		Three Months Ended		Nine Months Ended

		September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Key Operating	Gross profit	52.4%	51.5%	51.8%	50.5%
Ratios (as a percentage of	Sales, marketing, general and administrative expense	26.7%	25.7%	26.5%	26.0%
revenue):	Research and development expense	7.3%	6.7%	7.3%	6.4%

	Income from operations	18.4%	19.1%	18.0%	18.1%

International	International revenue (in thousands)	$63,955	$52,464	$190,355	$163,432

Revenue:	International revenue as percentage of total revenue	34.1%	33.2%	34.8%	34.7%

IDEXX Announces Third Quarter Results
October 27, 2006

IDEXX Laboratories, Inc. and Subsidiaries
Non-GAAP Financial Measures
Amounts in thousands except per share data (Unaudited)

	Three Months Ended

	Gross Profit		Income from Operations		Net Income		Earnings per Share Diluted

	Sept. 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005

GAAP measurement	$98,199	$81,329	$34,462	$30,123	$24,953	$20,604	$0.76	$0.61
Specified items:
Share-based compensation costs	423	—	2,539	—	2,111	—	0.06	—
Acquisition integration costs	—	45	—	406	—	268	—	0.01

Non-GAAP comparative measurements(1)	$98,622	$81,374	$37,001	$30,529	$27,064	$20,872	$0.83	$0.61

(1) The sum of the individual items may not equal the non-GAAP measurement due to rounding of the individual items in this presentation.

We use these supplemental non-GAAP financial measures to evaluate the Company’s comparative financial performance. The specified items that are excluded in these non-GAAP measures are actual charges that impact net income and cash flows, however, we believe that it is useful to evaluate our core business performance period over period excluding these specified items, in addition to relying upon GAAP financial measures.

We adjusted 2006 GAAP financial results to exclude the after-tax impact of the share-based compensation expense, except for the impact of deferred stock units issued under our Director Compensation Plan and our Executive Deferred Compensation Plan that do not have vesting conditions, in order to evaluate the Company’s performance relative to 2005 financial results. We do not consider the pro forma 2005 financial results that are included in our Annual Report on Form 10-K and quarterly reports on Form 10-Q to be reasonably comparable to 2006 financial results with respect to the impact of share-based compensation expense due to several factors, including changes in 2006 in the types, terms and total fair value of share-based compensation awards; changes in the timing of expense recognition for 2006 awards; and differences between periods in income tax benefits.

We believe that the change from period to period due to the significant acquisition integration costs recognized in 2005, which did not recur in 2006, creates a favorable impact on financial measures that is not indicative of future performance.

IDEXX Laboratories, Inc. and Subsidiaries
Non-GAAP Financial Measures
Amounts in thousands except per share data (Unaudited)

	Nine Months Ended

	Gross Profit		Income from Operations		Net Income		Earnings per Share Diluted

	Sept. 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005

GAAP measurement	$283,260	$237,984	$98,463	$85,147	$69,006	$58,227	$2.09	$1.70
Specified items:
Share-based compensation costs	1,222	—	8,004	—	6,603	—	0.20	—
Acquisition integration costs	—	924	—	1,903	—	1,263	—	0.04
Discrete income tax benefits	—	—	—	—	(1,281)	—	(0.04)	—

Non-GAAP comparative measurements(1)	$284,482	$238,908	$106,467	$87,050	$74,328	$59,490	$2.25	$1.74

(1) The sum of the individual items may not equal the non-GAAP measurement due to rounding of the individual items in this presentation.

We use these supplemental non-GAAP financial measures to evaluate the Company’s comparative financial performance. The specified items that are excluded in these non-GAAP measures are actual charges and tax benefits that impact net income and cash flows, however, we believe that it is useful to evaluate our core business performance period over period excluding these specified items, in addition to relying upon GAAP financial measures.

We adjusted 2006 GAAP financial results to exclude the after-tax impact of the share-based compensation expense, except for the impact of deferred stock units issued under our Director Compensation Plan and our Executive Deferred Compensation Plan that do not have vesting conditions, in order to evaluate the Company’s performance relative to 2005 financial results. We do not consider the pro forma 2005 financial results that are included in our Annual Report on Form 10-K and quarterly reports on Form 10-Q to be reasonably comparable to 2006 financial results with respect to the impact of share-based compensation expense due to several factors, including changes in 2006 in the types, terms and total fair value of share-based compensation awards; changes in the timing of expense recognition for 2006 awards; and differences between periods in income tax benefits.

We believe that the change from period to period due to the significant acquisition integration costs recognized in 2005, which did not recur in 2006, creates a favorable impact on financial measures that is not indicative of future performance. We believe that the change from period to period due to the significant discrete income tax benefits in 2006 create a favorable impact on financial measures that is not indicative of future performance because the items are not likely to recur within a reasonable period.

IDEXX Announces Third Quarter Results
October 27, 2006

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Nine Months Ended

		September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Revenue:	Companion Animal Group	$153,058	$128,676	$449,324	$384,888
	Water	16,579	15,077	43,732	42,154
	Food Diagnostics Group	17,743	14,316	53,852	44,083

	Total	$187,380	$158,069	$546,908	$471,125

Gross Profit:	Companion Animal Group	$76,739	$62,926	$223,475	$185,014
	Water	11,026	10,226	28,853	28,325
	Food Diagnostics Group	10,856	8,177	32,153	24,645
	Other	(422)	—	(1,221)	—

	Total	$98,199	$81,329	$283,260	$237,984

Income from Operations:	Companion Animal Group	$26,436	$21,303	$78,541	$61,602
	Water	7,843	7,276	19,482	19,320
	Food Diagnostics Group	4,153	2,518	12,565	6,856
	Other	(3,970)	(974)	(12,125)	(2,631)

	Total	$34,462	$30,123	$98,463	$85,147

Gross Profit (as a percentage of revenue):	Companion Animal Group	50.1%	48.9%	49.7%	48.1%
	Water	66.5%	67.8%	66.0%	67.2%
	Food Diagnostics Group	61.2%	57.1%	59.7%	55.9%
Income from Operations (as a percentage of revenue):	Companion Animal Group	17.3%	16.6%	17.5%	16.0%
	Water	47.3%	48.3%	44.5%	45.8%
	Food Diagnostics Group	23.4%	17.6%	23.3%	15.6%

IDEXX Announces Third Quarter Results
October 27, 2006

IDEXX Laboratories, Inc. and Subsidiaries
Revenues by Product and Service Categories
Amounts in thousands (Unaudited)

	Three Months Ended

	September 30, 2006	September 30, 2005	Dollar Change	Percentage Change	Percentage Change from Acquisitions (1) & Currency (2) Changes	Percentage Change Net of Acquisitions & Currency Effect

Net CAG Revenue:
Instruments and consumables	$60,295	$52,438	$7,857	15.0%	1.5%	13.5%
Rapid assay products	30,181	25,291	4,890	19.3%	2.4%	16.9%
Laboratory and consulting services	47,893	39,987	7,906	19.8%	5.1%	14.7%
Practice information systems and digital radiography	10,287	7,166	3,121	43.6%	23.0%	20.6%
Pharmaceutical products	4,402	3,794	608	16.0%	—	16.0%

Net CAG revenue	153,058	128,676	24,382	18.9%	3.9%	15.0%
Net Water Revenue:
Water	16,579	15,077	1,502	10.0%	1.8%	8.2%

Net FDG Revenue:
Production animal products	13,907	10,558	3,349	31.7%	3.3%	28.4%
Dairy-testing products	3,836	3,758	78	2.1%	1.4%	0.7%

Net FDG revenue	17,743	14,316	3,427	23.9%	2.8%	21.1%

Net Revenue:	$187,380	$158,069	$29,311	18.5%	3.6%	14.9%

(1) Represents the percentage change in revenue attributed to incremental revenues from businesses acquired since July 2005 during the three months ended September 30, 2005 compared to the three months ended September 30, 2006.

(2) Represents the percentage change in revenue attributed to the effect of changes in currency rates from the three months ended September 30, 2005 to the three months ended September 30, 2006.

IDEXX Announces Third Quarter Results
October 27, 2006

IDEXX Laboratories, Inc. and Subsidiaries
Revenues by Product and Service Categories
Amounts in thousands (Unaudited)

	Nine Months Ended

	September 30, 2006	September 30, 2005	Dollar Change	Percentage Change	Percentage Change from Acquisitions (1) & Currency (2) Changes	Percentage Change Net of Acquisitions & Currency Effect

Net CAG Revenue:
Instruments and consumables	$177,326	$158,356	$18,970	12.0%	-0.2%	12.2%
Rapid assay products	88,812	77,440	11,372	14.7%	0.5%	14.2%
Laboratory and consulting services	139,287	116,898	22,389	19.2%	3.6%	15.6%
Practice information systems and digital radiography	30,764	21,826	8,938	41.0%	16.5%	24.5%
Pharmaceutical products	13,135	10,368	2,767	26.7%	—	26.7%

Net CAG revenue	449,324	384,888	64,436	16.7%	2.0%	14.7%
Net Water Revenue:
Water	43,732	42,154	1,578	3.7%	—	3.7%

Net FDG Revenue:
Production animal products	42,310	32,376	9,934	30.7%	-1.4%	32.1%
Dairy-testing products	11,542	11,707	(165)	-1.4%	-1.1%	-0.3%

Net FDG revenue	53,852	44,083	9,769	22.2%	-1.3%	23.5%

Net Revenue:	$546,908	$471,125	$75,783	16.1%	1.5%	14.6%

(1) Represents the percentage change in revenue attributed to incremental revenues from businesses acquired since January 2005 during the nine months ended September 30, 2005 compared to the nine months ended September 30, 2006.

(2) Represents the percentage change in revenue attributed to the effect of changes in currency rates from the nine months ended September 30, 2005 to the nine months ended September 30, 2006.

IDEXX Announces Third Quarter Results
October 27, 2006

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Balance Sheet
Amounts in thousands (Unaudited)

		September 30, 2006	December 31, 2005

Assets:	Current Assets:
	Cash and cash equivalents	$50,950	$67,151
	Short-term investments	43,641	65,580
	Accounts receivable, net	79,301	71,688
	Inventories	93,242	69,369
	Other current assets	24,760	25,457

	Total current assets	291,894	299,245

	Property and equipment - cost	179,328	142,777
	Less: accumulated depreciation	88,163	77,080

	Property and equipment, net	91,165	65,697

	Other long-term assets, net	141,913	125,734

	Total assets	$524,972	$490,676

Liabilities and Stockholders’ Equity:	Current Liabilities:
	Accounts payable	$23,193	$19,842
	Accrued expenses	84,434	78,208
	Current portion of long-term debt	665	551
	Deferred revenue	8,440	7,965

	Total current liabilities	116,732	106,566

	Total long-term liabilities	20,655	14,800

	Partner’s interest in subsidiary	—	300

	Stockholders’ Equity:
	Common stock	4,656	4,594
	Additional paid-in capital	474,540	437,394
	Deferred stock units	1,806	1,316
	Retained earnings	465,942	396,936
	Treasury stock, at cost	(565,947)	(472,096)
	Accumulated other comprehensive income	6,588	866

	Total stockholders’ equity	387,585	369,010

	Total liabilities and stockholders’ equity	$524,972	$490,676

IDEXX Laboratories, Inc. and Subsidiaries
Key Balance Sheet Information (Unaudited)

		September 30, 2006	December 31, 2005

Key
Balance Sheet	Total cash, cash equivalents and investments (in thousands)	$94,591	$132,731
Information:	Days sales outstanding	40	38
	Inventory turns(1)	1.8	2.4

(1)	Reported inventory turns as of December 31, 2005 are favorably impacted by the timing of contractual inventory receipts subsequent to December 31, 2005.

IDEXX Announces Third Quarter Results
October 27, 2006

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)

		Nine Months Ended

		September 30, 2006	September 30, 2005

Operating:	Cash Flows from Operating Activities:
	Net income	$69,006	$58,227
	Non-cash charges	17,484	21,981
	Changes in current assets and liabilities, net of acquisitions and disposals	(15,078)	(3,703)

	Net cash provided by operating activities	$71,412	$76,505

Investing:	Cash Flows from Investing Activities:
	Decrease in investments, net	22,014	36,075
	Purchase of property and equipment	(21,476)	(16,512)
	Purchases of land and buildings	(11,521)	—
	Net proceeds from sale of land and buildings	—	803
	Acquisition of businesses and intangible assets	(9,367)	(6,406)
	Acquisition of equipment leased to customers	(1,370)	(1,784)

	Net cash provided (used) by investing activities	$(21,720)	$12,176

Financing:	Cash Flows from Financing Activities:
	Repayments of notes payable	(712)	(2,056)
	Purchase of treasury stock	(93,832)	(88,800)
	Proceeds from the exercise of stock options	18,843	14,941
	Tax benefit from exercise of stock options	8,747	—

	Net cash used by financing activities	$(66,954)	$(75,915)

	Net effect of exchange rate changes	1,061	(2,154)

	Net increase (decrease) in cash and cash equivalents	(16,201)	10,612

	Cash and cash equivalents, beginning of period	67,151	47,156

	Cash and cash equivalents, end of period	$50,950	$57,768

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands (Unaudited)

		Nine Months Ended

		September 30, 2006	September 30, 2005

Free Cash Flow:	Net cash provided by operating activities	$71,412	$76,505
	Financing cash flows attributable to tax benefits from exercise of stock options	8,747	—
	Purchase of fixed assets	(32,997)	(16,512)
	Acquisition of equipment leased to customers	(1,370)	(1,784)

	Free cash flow	$45,792	$58,209

Free cash flow indicates the cash generated from operations and tax benefits attributable to stock option exercises, reduced by investments in fixed assets. We feel free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in fixed assets that are required to operate the business.  We believe this is a common financial measure useful to further evaluate the results of operations.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases (Unaudited)

	Three Months Ended		Nine Months Ended

	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Total number of shares purchased	115,500	595,500	1,194,900	1,493,200
Average price paid per share	$74.50	$64.50	$78.53	$59.47